Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated May 31, 2018 relating to financial statements included in Bionik Laboratories Corp.’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018 included in its Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-222236) dated September 21, 2018.

Signed:

Toronto, Ontario

September 21, 2018